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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES
                 OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DOANE PET CARE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                              76-0472875
  (State of incorporation                                   (I.R.S. Employer
     or organization)                                     Identification No.)

                          103 POWELL COURT, SUITE 200
                          BRENTWOOD, TENNESSEE  37027
                    (Address of principal executive offices,
                              including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class            Name of each exchange on which
           to be so registered            each class is to be so registered

                  None                              Not Applicable


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.    [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.    [x]

Securities Act registration statement file number to which this form relates:
333-61027

Securities to be registered pursuant to Section 12(g) of the Act:


                   COMMON STOCK,  PAR VALUE $0.0001 PER SHARE
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the common stock, par value $0.0001 per share (the "Common Stock") of Doane Pet Care Enterprises, Inc., a Delaware corporation (the "Company").

         For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" beginning on page 60 of the preliminary prospectus, subject to completion, dated March 17, 1999 (the "Prospectus"), included as Part I in Amendment No. 5 to the Company's Registration Statement on Form S-1 (Registration No. 333-61027), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which description is incorporated herein by reference. A description of the Common Stock will also be included in the final prospectus to be contained in such Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act, and such final prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

         1. Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Reg. No. 333-61027 (the "Form S-1"))

         2. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1)


                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    March 25, 1999             DOANE PET CARE ENTERPRISES, INC.



                                        By:  /s/ THOMAS R. HEIDENTHAL
                                            ------------------------------------
                                                 THOMAS R. HEIDENTHAL
                                                 Senior Vice President
                                                 and Chief Financial Officer